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                                                                    Exhibit 99.2


                                REVOCABLE PROXY
                          FIRST COLORADO BANCORP, INC.

                         SPECIAL MEETING OF STOCKHOLDERS
                              _______________, 1998


         The undersigned hereby appoints the official proxy committee of the Board of Directors of the First Colorado Bancorp, Inc. (the "Company) with full powers of substitution to act, as attorneys and proxies for the undersigned, to vote all shares of common stock of the Company that the undersigned is entitled to vote at the Special Meting of Stockholders (the "Meeting"), to be held at ___________________, ____________________, ________, Colorado, on _______,
________ __, 1998 at _:__ _.m. and at any and all adjournments thereof, as follows:

1. The approval of the Reorganization and Merger Agreement (the "Merger Agreement") dated March 9, 1998, by and among Commercial, Commercial Federal Bank, a Federal Savings Bank (the "Bank"), First Colorado Bancorp, Inc. ("First Colorado"), and First Federal Bank of Colorado ("First Federal"), pursuant to which First Colorado will be merged with and into Commercial (the "Merger"), and stockholders of First Colorado will receive Commercial Common Stock, and cash in lieu of fractional shares of Commercial Common Stock, for each share of First Colorado Common Stock held by them, based upon an exchange ratio as more fully described in the accompanying Prospectus/Joint Proxy Statement.

              [_]  FOR            [_]  AGAINST         [_]  ABSTAIN

In their discretion, such attorneys and proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournments thereof.

         The Board of Directors recommends a vote "FOR" the above-listed proposition.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, A SIGNED PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE OFFICIAL PROXY COMMITTEE TO VOTE WITH RESPECT TO MATTERS INCIDENT TO THE CONDUCT OF SUCH MEETING.
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                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


         Should the undersigned be present and elects to vote at the Meeting, or at any adjournment thereof, and after notification to the Secretary of the Company at the Meeting of the stockholders's decision to terminate this proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this proxy by filing a subsequently dated proxy or by written notification to the Secretary of the Company of his or her decision to terminate this proxy.

         The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of Notice of the Meeting and a Prospectus/Joint Proxy Statement dated _____________, 1998.

Dated: _________, 1998             [_] Please check here if you plan to attend
                                       the Meeting.



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SIGNATURE OF STOCKHOLDER                  SIGNATURE OF STOCKHOLDER



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PRINT NAME OF STOCKHOLDER                 PRINT NAME OF STOCKHOLDER


Please sign exactly as your name appears on the enclosed cared. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held joint, each holder should sign.


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            PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY
                    IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE

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